Exhibit 99.3 Patterson-UTI Energy, Inc. Acquisition of Ulterra Drilling Technologies, L.P. July 5, 2023

Cautionary Statement Regarding Forward Looking Statements This material and any oral statements made in connection with this material include forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Statements made which provide Patterson-UTI’s or management’s intentions, beliefs, expectations or predictions for the future are forward-looking statements and are inherently uncertain. The opinions, forecasts, projections or other statements other than statements of historical fact, including, without limitation, plans and objectives of management of Patterson-UTI are forward-looking statements. It is important to note that actual results could differ materially from those discussed in such forward-looking statements. Important factors that could cause actual results to differ materially include the risk factors and other cautionary statements contained from time to time in Patterson-UTI’s SEC filings, which may be obtained as set forth below. We undertake no obligation to publicly update or revise any forward-looking statement. Important Information for Stockholders In connection with the proposed merger of Patterson-UTI and NexTier Oilfield Solutions Inc., Patterson-UTI intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Patterson-UTI and NexTier that also constitutes a prospectus of Patterson-UTI. Each of Patterson-UTI and NexTier also plans to file other relevant documents with the SEC regarding the proposed merger. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Any definitive joint proxy statement/prospectus (if and when available) will be mailed to shareholders of Patterson-UTI and NexTier. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and shareholders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about Patterson-UTI and NexTier once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Patterson- UTI will be available free of charge on Patterson-UTI’s website at http://www.patenergy.com or by contacting Patterson-UTI’s Investor Relations Department by phone at (281) 765-7170. Copies of the documents filed with the SEC by NexTier will be available free of charge on NexTier’s website at https://nextierofs.com or by contacting NexTier’s Investor Relations Department by phone at (346) 242-0519. Participants in the Solicitation Patterson-UTI, NexTier and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information about the directors and executive officers of Patterson-UTI is set forth in its proxy statement for its 2023 annual meeting of shareholders, which was filed with the SEC on April 11, 2023, and Patterson-UTI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 13, 2023. Information about the directors and executive officers of NexTier is set forth in its proxy statement for its 2023 annual meeting of shareholders, which was filed with the SEC on April 28, 2023, and NexTier’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 16, 2023. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed merger when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Patterson-UTI or NexTier using the sources indicated above. No Offer or Solicitation This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction. 2

Ulterra Drilling Technologies Who is Ulterra? • Ulterra specializes in polycrystalline diamond compact (PDC) drill bits • Global footprint • Leader in drill bit technology innovation • Experienced engineering and manufacturing • A market leader in North America • Strong potential for growth in Middle East and other International markets 3

Benefits to Patterson-UTI Strengthens position as leading provider of drilling and completion services in the United States • Ulterra’s PDC technology is complementary to Patterson-UTI’s contract drilling, directional drilling services, controls automation and well placement technologies • Ulterra has a leading position of PDC bits in the United States and Canada Broadens Patterson-UTI’s international footprint with a high-quality business • Ulterra has a global footprint throughout the Middle East, Latin America, and Asia • Ulterra has leveraged its innovation and customer support to build strong customer relationships with key international customers • Expands Patterson-UTI brand recognition to international markets for future possibilities Financials • Business model with strong cashflow conversion • Projected to have EBITDA of $160 to $180 million in 2023 • Ulterra has grown EBITDA approximately 30% over last four years Expands Patterson-UTI’s comprehensive drilling and completions dataset • Ulterra’s proprietary BitHub™ data analysis platform is complementary to Patterson-UTI’s PTEN+ platform for the collection, aggregation, analysis and visualization of real time drilling and completion data 4

Transaction Overview Consideration • Acquisition includes $370 million of cash plus 34.9 million shares of Patterson-UTI common stock • Purchase is on a debt-free basis • Patterson-UTI plans to fund the cash consideration using a combination of cash on hand and its revolving line of credit Expected to Close in the Third Quarter of 2023 • Subject to customary closing conditions and receipt of required regulatory approvals • Key managers being retained 5

Strategic Rationale: Consistent Cultures of Innovation Patterson-UTI and Ulterra employ similar strategies to develop, market and sell their respective products and services Technology-focused sales approach Sales engineers market products directly to operator Technical Products and services address the customers’ most difficult technical challenges Design and sale of mission-critical products and services for applications in demanding operating conditions Mission-Critical Buyers demand continued improvements in efficiency and performance Sophisticated, proprietary platforms developed to ingest large amounts of drilling data Data-Centric Data is utilized to drive continued performance gains Leading positions in U.S. land market provide platform for international growth International Focus Sophisticated customers employ latest technical solutions 6

Ulterra's Global Expansion

Competes in major drilling regions with dedicated sales teams and repair facilities supporting customers in over 30 countries

- Ulterra international revenue outside of NAM represents a significant growth opportunity
- Improving Saudi Arabia competitive position with increased Saudization targets (achieved 70% in 2023) and new state-of-the-art manufacturing facility at King Salman Energy Park ("SPARK") slated to open in 2025

2022A Revenue by GeoMarket



24%
International
76%
North American Market

2017A-2022A Revenue CAGR in Key Markets



8%
10%
NAM
MENA



Manufacturing & Sales
Sales Office
CANADA
Manufacturing
Repair
Inspection
UNITED STATES
Full Manufacturing
Repair & Assembly
Inspection
COLOMBIA
Repair
Inspection
ARGENTINA
Repair
Inspection
SAUDI ARABIA
Full Manufacturing (2025)
Repair & Assembly
Inspection
OMAN
Repair
Inspection
Active Markets

PATTERSON-UTI

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PDC Drill Bit Overview



Polycrystalline Diamond Compact (PDC) Drill Bits
Represent ~90% of the bits used in the U.S. oil & gas industry

Drill bits drive drilling speed (ROP), duration (footage drilled) and tool face control (staying in the pay zone), resulting in material increases to drilling efficiency and the overall profitability of a well

U.S. land operators consume approximately 5 bits per well
Used bits are repaired and refurbished for the next customer

Drill Bit Market Characteristics

Performance is critical	Track record of success builds strong customer relationships	Highly technical products requiring patented technology and significant subject-matter experts

Comprehensive PDC Drill Bit Offering

Ulterra innovates and introduces key drill bit technologies that solve customer problems

Ulterra designs, manufactures, sells and rents matrix and steel-bodied PDC drill bits. Bits are typically rented, except in select international markets where they are sold. Capability to manufacture both bit body types is necessary to be a meaningful player.

PDC = ~90% of Total Drill Bit Market [1]

Matrix PDC Drill Bits[2]

- Superior abrasion and corrosion resistance
- Used in the most demanding applications
- ~47% of Ulterra PDC revenue globally
- Average 4.9 runs/bit

Steel PDC Drill Bits

- Stronger steel body permits more hydraulically aggressive designs
- Provides maximum design flexibility
- ~53% of Ulterra PDC revenue globally
- Average 7.5 runs/bit



CounterForce®
Lateral Vibration
2013



Split Blade®
Cuttings Evacuation
2018



RipSaw®
Transitional Drilling
2019



WaveCut®
Mechanical Efficiency
2022

(1) Oil and gas drill bit market only. Source: Company provided information
(2) Matrix is tungsten carbide

PATTERSON-UTI

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Ulterra: Mission-Critical Technology Delivering Significant Value Ulterra’s bits represent a small fraction of Drill Bits are Mission-Critical Ulterra vs. Competitors ROP – 12.25” well costs but deliver substantial value through higher ROP (Rate of Penetration ft/hr) • Bits represent <1% of well cost Total Cost $7 - $9 Million • Sub-optimal bit selection results in excess 180 cost and operator rig time 160 99% Ulterra captures value for improving 140 performance with its run-based revenue model 120 1% 100 Total Well Cost 2018 2019 2020 2021 2022 2023 Bit demand leveraged to (i) well count and (ii) well complexity Other Well Cost Drill Bit Cost Ulterra Competitors • Not leveraged to capital equipment cycle 10

Advanced Manufacturing & Repair Capabilities Global Manufacturing & Repair Facilities Rapid prototyping at scale Fort Worth, Texas • All manufacturing & product engineering are in-house (114,000 sq. ft.) • Ability to redesign or field test new materials to meet specific customer needs New designs engineered New build of any existing Repair and redeploy drill Leduc, Alberta in as little as a week design within 10 days bits within 48 hours (40,800 sq. ft.) • Extensive tracking and reporting of each bit body and cutter technology with just-in-time inventory for parts Saudi Arabia 1 (80,000 sq. ft.) Lean inventory ensures that the latest technologies are rapidly deployed to the field Global Repair Facilities Distributed repair facilities enable drill bits to be refurbished and returned to the field rapidly, resulting in lean inventory, supporting strong thru-cycle margins and global expansion Colombia Argentina Oman Source: Management records 1 Estimated sq. ft. upon completion of new facility estimated to be online by 2025 with full manufacturing capabilities 11

Data Driven Designs Improve Drilling Efficiency

"Working with **Ulterra allows you to push the limitations of every run,** evaluate the performance, and make adjustments to continue to take your performance to the next level. From the engineering team, the distribution at the field level, the communication and transparency, and the ability to make improvements to your program is unrivaled." – Drilling Manager

"**Ulterra has the best bits I've run.** Top-end ROP along with good tracking and steerability. They have great engineering support to quickly advance bit designs to keep increasing performance." – West Texas Drilling Manager

E&P operators require a **partner** that can **keep pace** with their **rapid innovation cycle**

- Constantly pushing the limits of drilling parameters (more weight-on-bit, higher flow-rates and extended laterals)

Ulterra's **large scale, de-centralized engineering** teams drive **rapid innovation** and **customization**

- Enabled by a variety of **proprietary software** tools that help analyze drilling data and product performance
- Proprietary database houses ~80% of all bit runs on U.S. land [1]
- Routinely design and manufacture **new products in under a month**
- Driving gains in **speed** (rate-of-penetration) and **durability** (footage), yielding significant **cost savings** for E&P operators

Rapid deployment of incremental design improvements create a **demonstrable & sustainable competitive advantage**



Outperformance - Delaware Basin
Same Pad
Same Interval
8,250
204
8,047
186
ULTERRA
Competitor
Footage Drilled
ROP (ft / hr)

Source: Management records
[1] Based on Enverus data and management bit records from 2019-2022.
Graph above shows actual performance of an Ulterra drill bit vs. competition drill bit on the same pad.

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Complementary Data Platforms

PTEN+

Patterson-UTI's portal for the real-time collection, aggregation, analysis and visualization of data from drilling rigs and frac spreads

- Connects rigs and frac spreads through a digital interface to PTEN engineers and customers
- Allows for custom performance applications and advanced algorithms when combined on drilling rigs with PTEN's CORTEX® KEY edge server
- Advanced algorithmic monitoring of PTEN's drilling rig fleet with near real time alerts using the REX® system

NexHub Digital Center

NexTier's NextHub Digital Center is a cutting-edge platform that enables highly efficient field operations and enhances corporate returns

- Equipment health management: Predictive analytics to lower maintenance spend and extend asset life
- Digital Engineering: 24/7 technical support reduces downtime and drives consistency of service delivery
- Power Solutions: Maximize fuel cost savings through remote control of CNG equipment and fuel delivery
- Logistics Control Tower: Optimize truck movements for all of the U.S. land

BitHub™

Ulterra's proprietary database of bit runs that houses ~80% of all bit runs on U.S. land

- Engineers analyze data to compare bit design specifics relative to downhole performance (rate of penetration) and repairs and maintenance damage data
- Data drives rapid product innovation and bit performance – constantly pushing the limits of drilling parameters for more weight-on-bit, higher flow-rates and extended laterals
- Data drives supply chain, inventory and financial performance

PATTERSON-UTI

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Ulterra's Attractive Organic Growth Channels to New Markets

Downhole Tools



TorkBusterTD®

Engineered in-house

Uniquely placed in the Bottom Hole Assembly ("BHA") to provide **maximum protection** of the mud motor or rotary steerable, Measurement-While-Drilling tool ("MWD"), and drill bit

Reduces drilling dysfunction by mitigating shock & vibration in the BHA→ **improving drilling efficiency**

Leveraging close, long-tenured **relationships** with E&P Operators to **field test** tools

Focused on the Haynesville and Northeast

- Demonstrated gains in drilling efficiency with the operator

Planned introduction to Permian Basin in Q1'24

Geothermal





U616M

Active discussions for several **utility-scale geothermal** opportunities in 2H'23

- Wells consume **more drill bits** than a commensurate **oil & gas interval**

Drilled multiple geothermal wells in North America

- Participated in drilling of the Utah FORGE *(DOE funded research center for geothermal)* test well in Q4'20 with strong results

Mining



SoftDrive®



RPS616

Dedicated sales team targeting **US & Australian copper & lithium** mining opportunities

Actively engaged in **US lithium mining**

- Purpose-built tools designed to increase drilling efficiency in harder rock formations
  - Significant cross-over from oil & gas drill bit designs
  - SoftDrive® performs a similar function as TorkBusterTD®

Source: Ulterra management records

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A New Industry Leader with Significant Size North American Drilling and Completion Services Enterprise Value Comparison $6.4* $4.0 $3.9 $3.2 $2.7 $1.5 $1.4 $1.3 $1.0 $0.6 $0.5 Source: Company filings and Bloomberg. Data as of July 3, 2023. Note: $ in billions. * Implied enterprise value for Patterson-UTI proforma using implied purchase price of Ulterra. 15

NAM Revenue Generation Among the Industry Leaders North American Oilfield Services Revenue Comparison (Q1 2023 Annualized) $11.1 $7.2 $6.8 $5.0 $4.0 $3.4 $3.3 $2.8 $2.3 $1.1 $0.9 Source: Company filings. Note: $ in billions. Data as of March 31, 2023, represents 1Q23 annualized revenue. Includes publicly traded oilfield services companies with North American revenue greater than $2 billion. 16

Summary Complementary Expands Dataset Complementary to U.S. contract Expands comprehensive drilling and drilling and directional drilling completions dataset business Broadens Footprint Broadens international footprint, especially in the Middle East 17